July 30, 2009

Micromet, Inc.
6707 Democracy Blvd., Suite 505
Bethesda, MD 20817

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Micromet, Inc., a Delaware corporation (the “Company”), of 16,100,000 shares of the Company’s common stock (the “Shares”), including 2,100,000 shares of common stock for which the underwriters have been granted an over-allotment option, pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (Registration Statement No. 333-160130), a related Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) under the Act (Registration Statement No. 333-160888, and together with Registration Statement No. 333-160130, the “Registration Statements”), the prospectus dated July 2, 2009 (the “Base Prospectus”), and the prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Act (the “Prospectus Supplement”).  (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”)  All of the Shares are to be sold by the Company as described in the Registration Statements and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statements, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statements and Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statements.

Very truly yours,

Cooley Godward Kronish LLP

By:	/s/ Darren K. DeStefano
Darren K. DeStefano

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